Exhibit  3.1
                       Declaration of Trust
              (as amended through December 5, 1995)


                            ARTICLE I
                            The Trust

     Section 1.1 Name. The Trust created by this Declaration is hereby referred to as the "Trust" and shall be known by the name "Watermark Investors Realty Trust." Except as otherwise provided herein, the Trustees shall conduct and transact the activities of the Trust, make and execute all documents and instruments, and sue and be sued in the name of the Trust or in their names as Trustees of the Trust (but not in their names individually).

     The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would not be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

     An assumed name certificate setting forth such name has been filed in the manner prescribed by law and a copy of this Declaration shall be filed with the County Clerk in Tarrant
County, Texas, the county of the principal place of business of the Trust.

     Section 1.2 Location. The initial principal office and place of business of the Trust shall be at 301 East 5th Street, Fort Worth, Texas 76102, unless changed by the Trustees to another location in Texas or elsewhere. The Trust shall have such other offices or places of business as the Trustees may from time to time determine.

     Section 1.3 Nature of Trust. The Trust shall be a real estate investment trust organized under the Texas Real Estate Investment Trust Act. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, joint stock company, or corporation. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.

     Section 1.4 Purpose. The Trust is formed pursuant to the provisions of, and shall have all the powers provided in, the Texas Real Estate Investment Trust Act. Its purpose is to invest in notes, bonds and other obligations, secured by Mortgages on Real Property and to purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve Real Property and interests in Real Property, and in general, to carry on any other business and do any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of Texas upon real estate investment trusts formed under the Texas Real Estate Investment Trust Act, and to do any and all of the things herein set forth to the same extent as natural persons might or could do. The term "Real Property" and the term "interests in Real Property" for the purposes stated herein shall not include severed mineral, oil or gas royalty interests.

     Section 1.5 Commencement of Business. The Trust will not commence operations until the beneficial ownership is held by 100 or more persons, with no five or fewer persons owning more than 50% of the total number of outstanding Shares of the Trust. The word "person" as used in this Section 1.5 shall not include corporations.

     Section 1.6 Definitions. As used in or in connection with this Declaration, the term:

     (a) "Additional Mortgage Consideration" shall mean any interest, or right to acquire any interest, in Real Property acquired by the Trust in connection with a Mortgage Loan or a purchase-leaseback transaction in addition to the basic interest rate on such Mortgage Loan where no consideration (except for the exercise or option prices applicable to subsequent rights to acquire interests in Real Property) is given by the Trust other than the granting of such loan and the taking into account of such interest in determining the terms of such loan. Such interests may include, without limitation, rights to receive additional payments based on gross income or rental income from the Real Property, or a share in the equity or the ownership of, or a right to acquire (by warrants, options or otherwise) a share in such equity or ownership of, Real Property;

     (b) "Adviser" shall mean the Person appointed by the Trustees under the provisions of Article IV;

     (c) "Affiliate" as used herein shall mean, as to any corporation, partnership or trust, any person or entity which holds beneficially, directly or indirectly, 1% or more of the outstanding equity interests of such corporation, partnership or trust, or is an officer, director, employee, partner or trustee of such corporation, partnership or trust, or of any person or entity controlling, controlled by or under common control with such corporation, partnership or trust;

     (d) "Appraisal" shall mean the market value, as of the date of the Appraisal, of Real Property in its existing state or in a state to be created, as determined by the Trustees or by any Person having no economic interest in the Real Property; who, in the sole judgment of the Trustees, is properly qualified to make such a determination. The Trustees may in good faith rely on a previous Appraisal made on behalf of other Persons provided it meets the aforesaid standards and was made in connection with a Mortgage Loan in which the Trust acquired an entire or participating interest or which was prepared not earlier than two years prior to the acquisition by the Trust of its interest in the Real Property or Mortgage Loan;

     (e) "By-laws" shall mean the regulations for the conduct of the business and affairs of the Trust adopted by the Shareholders concurrently with or immediately after the execution of this Declaration and all amendments or modifications thereto;

     (f) "Certificates of Deposit" shall mean evidence of deposits in, or obligations of banking institutions and savings institutions which are members of the Federal Deposit Insurance
Corporation or of the Federal Home Loan Bank System;

     (g) "Commercial Paper" shall mean indebtedness of the Trust evidenced by unsecured promissory notes maturing not more than nine (9) months after the date of issue;

     (h) "Construction Loans" shall mean Mortgage Loans incurred to finance all or part of the cost of acquiring (including leaseholds) and improving land and the construction or improvement of residential, commercial industrial or public buildings or structures of any kind, including, without limitation, income-producing properties, such as apartments, shopping centers, office and industrial buildings, and other structures, or suitable for other residential, commercial, industrial or public uses;

     (i) "Declaration" shall mean this Declaration of Trust and all amendments or modifications thereof;

     (j) "Development Loans" shall mean Mortgage Loans incurred to finance or refinance all or part of the cost of acquiring (including leaseholds) and/or improving unimproved land and, within a reasonable period of time, developing it into sites suitable for the construction of dwellings or other buildings thereon, including, without limitation, income-producing properties, such as apartments, shopping centers, office and industrial buildings and other structures, or suitable for other residential, commercial, industrial or public uses;

     (k) "Equity Investments in Real Property" shall mean investment in the ownership of, or participation in the ownership of Real Property, including the development thereof and any interest therein, or of any type of interest in any corporate or other entity principally involved in owning, developing, improving, financing, operating or managing Real Property. Such term shall not include any purchase-leaseback transaction which is properly treated as a loan transaction for tax and accounting purposes, such transactions being treated as Mortgage Loans for all purposes herein, or any interests which consist of Additional Mortgage Consideration;

     (l)  "FHA" shall mean the Federal Housing Administration and
The Department of Housing and Urban Development and any successors thereto;

     (m)  "FHA Loans" shall mean Mortgage Loans (which may be
Construction, Development or Long Term Loans) which are insured under the provisions of the National Housing Act of 1934, as amended;

     (n) "First Mortgage" shall mean a mortgage which takes priority or precedence over all other charges or encumbrances upon the same property, other than leaseholds therein, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. However, such priority shall not be deemed as abrogated by liens for taxes, assessments which are not due or remain payable without penalty, or contracts (other than contracts for repayment of borrowed money); by leases, mechanics' and materialmen's liens for work performed and materials furnished which are not in default or are in good faith being contested; or by other claims normally deemed in the same local jurisdiction not to abrogate the priority of a First Mortgage;

     (o) "First Mortgage Loans" shall mean Mortgage Loans secured or collateralized, at the time of acquisition thereof, by First Mortgages;

     (p) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period;

     (q) "Gap Loan Commitments" shall mean undertakings by the Trust to make Junior Mortgage Loans to finance the difference between the maximum and minimum commitment of the First Mortgage lender;

     (r) "Gap Loans" shall mean Junior Mortgage Loans made or acquired by the Trust to finance the difference between the minimum amount which such permanent lender has agreed to fund and the maximum amount which such permanent lender would fund if certain occupancy, rental or other requirements are met;

     (s) "Government Related Obligations" shall mean obligations guaranteed or insured by Government National Mortgage Association on or any other federal, state or local governmental agency or instrumentality or obligations based on or backed by a special mortgage or pool of mortgages or other instruments insured or guaranteed by FHA, the Veterans Administration or any other federal, state or local government agency or instrumentality;

     (t) "Government Securities" shall mean Securities which are obligations of, or guaranteed by, the United States Government, any State or Territory of the United States of America, or any agencies or political subdivisions thereof, including, without limitation, all Government Securities from time to time constituting qualified real estate investment trust assets under the Internal Revenue Code;

     (u) "Invested Assets" shall mean all of the Trust's assets at cost, without deducting any liabilities, plus the undisbursed commitments of the Trust in respect of closed loans and other closed investments, but excluding good will and other intangible assets, cash, cash items and obligations of municipal, state and the Federal governments and governmental agencies (other than obligations secured by a lien on real property owned, or to be acquired, by such governments or governmental agencies and securities backed by a pool of mortgages and guaranteed by a governmental agency);

     (v) "Junior Mortgage" shall mean a Mortgage (1) which has the same priority or precedence over all charges or encumbrances upon Real Property as that required for a First Mortgage except that it is subject to the priority of one or more other Mortgages and (2) which must be satisfied before such other charges or encumbrances (other than prior Mortgages) are entitled to participate in the proceeds of any sale or other disposition of such Real Property;

     (w) "Junior Mortgage Loans" shall mean Mortgage Loans secured or collateralized, at the time of acquisition thereof, by Junior Mortgages;

     (x) "Land Loans" shall mean Mortgage Loans incurred to finance or refinance all or part of the cost of acquiring unimproved land for the purpose of holding such land with a view to possible appreciation in value;

     (y) "Long Term" in relation to loans shall mean loans having a maturity (disregarding sinking fund or optional prepayment provisions prior to the maturity date of such loan) of at least 10 years from the date of original issue;

     (z) "Mortgages" shall mean mortgages, deeds to secure debt, deeds of trust or other evidences of a lien on Real Property or on or in rights or interests in Real Property as a security for indebtedness. Mortgages may be upon special interests in Real Property including, without limitation, leaseholds, air rights and condominiums;

     (aa) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligation, which are negotiable or non-negotiable, and which are secured or collateralized by mortgages; for all purposes herein, Mortgage Loans shall be deemed to include any purchase-leaseback transaction which is properly treated as a loan transaction for tax and accounting purposes;

     (bb) "Net Assets" shall mean the Total Assets of the Trust Estate after deducting therefrom any liabilities of the Trust excluding from such liabilities the noncurrent principal amount of indebtedness of the Trust subordinate to other moneys borrowed and except that depreciable assets may be included therein at the greater of either (i) the cost of such assets on the books of the Trust less depreciation thereof or (ii) fair market value of such assets based upon Appraisals thereof.

     (cc) "Non-Recourse Indebtedness" shall mean indebtedness of the Trust incurred in connection with the acquisition of any asset wherein the liability of the Trust is limited to the asset acquired and income and proceeds attributable thereto and which does not represent a general obligation of the Trust;

     (dd) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof;

     (ee) "Prime Commercial Paper" shall mean commercial paper rated "Prime" or accorded equivalent treatment by the National
Credit Office;

     (ff) "Real Property" or "Real Estate" shall mean land, leaseholds, air rights, and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land, leaseholds, air rights, or other rights or interests therein, but does not include Mortgages, Mortgage Loans, or interests therein;

     (gg) "REIT Provisions" shall mean Part II, Subchapter M of
Chapter 1 of Subtitle A of the Internal Revenue Code or successor statutes and the Treasury Regulations from time to time promulgated thereunder;

     (hh) "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as "securities", or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing;

     (ii) "Securities of the Trust" shall mean any Securities issued by the Trust;

     (jj) "Shareholders" shall mean, as of any particular time, all holders of record of outstanding Shares at such time;

     (kk) "Shares" shall mean the shares of beneficial interests of the Trust as described in Article VI.

     (ll) "Short Term" in relation to loans shall mean loans other than Long Term Loans;

     (mm) "Stand-by Loan Commitments" (also known as "takeout commitments") shall mean undertakings by the Trust to make Mortgage Loans on projects after completion of construction and on which commitments a fee will be earned regardless of whether the proposed borrower takes the loan;

     (nn) "Texas Real Estate Investment Trust Act" shall mean the Texas Real Estate Investment Trust Act as in effect on the date of this instrument, any amendment thereto applicable to real estate investment trusts created prior to such amendment, and any amendment thereto which real estate investment trusts created prior to such amendment may elect to be applicable to them if, and to the extent, that the Trustees elect to have such amendment applicable to the Trust;

     (oo) "Total Assets of the Trust Estate" shall mean the aggregate value of all of the assets of the Trust Estate as such value appears on the most recent quarterly balance sheet available to the Trustees, without deduction for mortgages or other security interests to which such assets are subject but after deduction for depreciation and other asset valuation reserves;

     (pp) "Trust Estate" or "Trust Property" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which has been transferred, conveyed, paid to or acquired by the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees;

     (qq) "VA" shall mean the Veterans Administration and any successor thereto;

     (rr) "VA Loans" shall mean Mortgage Loans (which may be
Construction, Development or Long Term Loans) which are guaranteed under the provisions of the Servicemen's Readjustment
Act of 1944, as amended;

     (ss) "Warehousing Loans" shall mean loans which are secured by Mortgage Loans owned by the borrower of a conventional nature or those insured by the FHA or guaranteed by the VA;

     (tt) "Wrap Around Loan" shall mean a Junior Mortgage Loan made or acquired by the Trust, and which is made pursuant to an agreement obligating the borrower to pay to the Trust a combined principal equal to the principal of any senior Mortgage Loan plus the principal of such Junior Mortgage Loan plus interest on the combined principal and obligating the Trust to pay, as received from the borrower, the principal and interest due on any such senior Mortgage Loan.


                            ARTICLE II
                             Trustees

     Section 2.1 Number and Qualifications. The number of Trustees shall not be less than one (1) nor more than thirteen
(13), as fixed from time to time by the Trustees as provided in the Bylaws of the Trust. Each Trustee shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. In the event of any increase or decrease in the authorized number of Trustees, each Trustee then serving as such shall nevertheless continue as a Trustee until the expiration of the Trustee's then current term, or his prior death, retirement, resignation or removal.

     Commencing with the 1996 annual meeting of shareholders, the Board of Trustees of the Trust shall be divided into three classes, each class to consist as nearly as possible of one-third of the Trustees. The term of office of one class of Trustees shall expire each year. The initial term of office of the Class I Trustees shall expire at the 1997 annual meeting of
shareholders.   The initial term of office of the Class II
Trustees shall expire at the 1998 annual meeting of shareholders. The initial term of office of the Class III Trustees shall expire
at the 1999 annual meeting of shareholders.   After the 1996
annual meeting of shareholders, the Trustees of the class elected at each annual meeting of shareholders thereafter shall hold officer for a term of three years.

     A Trustee may be removed by the vote of the holders of two-thirds of the outstanding Shares at a special meeting of the shareholders called for such purpose pursuant to the Trust's
Bylaws.

     Section 2.2 Resignation, Removal and Death. A Trustee may resign at any time by giving written notice thereof in recordable form to the other Trustees at the principal office of the Trust. The acceptance of a resignation shall not be necessary to make it effective. A Trustee may be removed with or without cause by the vote of the holders of two-thirds (2/3 ) of the outstanding Shares or with cause by the vote of a majority of the Trustees. Upon the resignation or removal of any Trustee, he shall execute and deliver such documents and render such accounting as the remaining Trustees shall require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his status as a Trustee shall immediately terminate at such incapacity or death, and his legal representative shall perform the acts set forth in the preceding sentence.

     Section 2.3 Vacancies. Any vacancy occurring on the Board of Trustees may be filled by the vote of a majority of the remaining Trustees regardless of whether such remaining Trustees constitute a quorum of the Board of Trustees or by the vote of the holders of a majority of the outstanding voting shares of the Trust.

     Section 2.4 Successor Trustees. The right, title and interest of the Trustees in and to the Trust Estate shall vest automatically in all persons who may hereafter become Trustees upon their due election and qualification without any further act, and thereupon they shall have the same rights, privileges, powers, duties and immunities as though originally named as Trustees in this Declaration. Appropriate written evidence of the election and qualification of successor Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee, he (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any of the Trust Estate, and the right, title and interest of such Trustee in and to the Trust Estate shall vest automatically in the remaining Trustees without any further act.

     A certificate or other written instrument signed by a majority of the Trustees stating who at any time are or were Trustees shall constitute prima facie proof of the matters set forth therein.

     Section 2.5 Actions by and Meetings of Trustees. The Trustees may act with or without a meeting. Except as otherwise provided herein, any action of a majority of Trustees present at a duly convened meeting of the Trustees shall be conclusive and binding as an action of the Trustees. A quorum for meetings of Trustees shall be a majority of all of the Trustees in office. The Trustees shall hold meetings not less frequently than quarterly. Action may be taken without a meeting only by unanimous consent of all of the Trustees in office and shall be evidenced by a written certificate or instrument signed by all of the Trustees in office, and such action so taken shall not be considered as a quarterly meeting of the Trustees. Any action taken by the Trustees in accordance with the provisions of this paragraph 2.5 shall be conclusive and binding upon the Trust, upon the Trustees, and upon the Shareholders, as an action of all the Trustees, collectively, and of the Trust.


                           ARTICLE III
                         Trustees' Powers

     Section 3.1 General Power of the Trustees. The Trustees shall have, without other or further authorization, full, absolute and exclusive power, control and authority over the Trust Estate and of the business and affairs of the Trust, free from any power and control of the Shareholders, to the same extent as if the Trustees were the sole owners of the Trust Estate in their own right, subject only to the limitations contained in this Declaration and to the fiduciary duties imposed by law upon such Trustees. The Trustees may do and perform such acts and things as in their sole judgment and discretion are necessary and proper for carrying out the purpose of the Trust or conducting its business and affairs. The enumeration of specific powers shall not be construed as limiting the exercise of general powers or any other specific power. Such powers of the Trustees may be exercised without order of or resort to any court.

     Section 3.2 Specific Power. Without restricting or limiting the general powers granted in the preceding paragraph, the powers of the Trustees shall include, among others, the following (subject always to the limitations and restrictions stated elsewhere in this Declaration):

     (a) To retain, invest and reinvest the capital and funds of the Trust in any property, real, personal or otherwise, tangible or intangible, whether or not such property is authorized by law for investment by trust funds and whether or not a greater proportion of the Trust Estate is invested in such property or any other property than is authorized by law for investment by trust funds.

     (b) To invest in, purchase or acquire for cash, other property or, through the issuance of its Shares, notes, debentures, bonds or other obligations, any notes, bonds or other obligations, which are secured by Mortgage Loans (or any interest therein) and, in connection therewith, receive a participation in any rents, lease payments, gross income, profits, equity or ownership of Real Property securing such Mortgages; to invest in loans secured by the pledge or transfer of Mortgage Loans.

     (c) To purchase, acquire, own, hold, manage, improve, lease (for a term extending beyond the possible termination of the Trust or for a lesser term), option, grant, sell, exchange, dispose of, encumber, mortgage (with or without power of sale), partition, surrender, release or otherwise deal in and with Real Property and assets, real or personal, and to erect, construct, alter, repair, demolish or otherwise physically affect any buildings, structures or improvements situated on or comprising any Real Property interests owned or to be owned by the Trust, provided, the Trustees shall not acquire or otherwise permit the Trust to own any property in contravention of the provisions of the Texas Real Estate Investment Trust Act.

     (d) To sell rent, exchange, assign, mortgage, pledge, grant security interests in, convey, transfer or otherwise dispose of any and all of the Trust Estate by deeds, trust deeds, assignments, bills of sale, leases, mortgages, financing statements, security agreements and other instruments whether the term thereof extends beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

     (e) To issue Shares, warrants, options, bonds, debentures, notes or other evidences of indebtedness, which may be secured, unsecured, subordinated to other indebtedness of the Trust or convertible into Shares, and rights to subscribe to, purchase or acquire Shares, to such Persons for such cash, property or other consideration (including Securities of any other Person), as allowed by the Texas Real Estate Investment Trust Act, on such terms as the Trustees may deem advisable and list any of the foregoing Securities used by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities.

     (f) To borrow or in any other manner raise such sum or sums of money or other property as the Trustees shall deem advisable in any manner and on any terms, and to evidence the same by Shares, notes, debentures, bonds, securities or other evidences of indebtedness, which may mature at any time or times even beyond the possible duration of the Trust, to reacquire such evidences of indebtedness, to enter into other contracts on behalf of the Trust, and to execute and deliver any Mortgage, pledge, or other instrument, whether similar or dissimilar, to secure any such indebtedness or other obligations or contracts; and further, any such notes, debentures, bonds, instruments or other obligations of the Trust may, at the discretion of the Trustees, without vote of the Shareholders, be convertible into Shares of the Trust at such time and on such terms as the Trustees may prescribe; provided, however, that after giving effect to any proposed increase in aggregate principal amount of outstanding obligations of the Trust for borrowed money, the aggregate principal amount of all such obligations will not exceed 500% of the Net Assets of the Trust.

     (g)  To lend money, whether secured or unsecured.

     (h)  To create reserve funds for any purpose.

     (i) To incur and pay out of the Trust Estate any charges or expenses and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or proper for carrying out the purposes of the Trust or conducting its business and affairs.

     (j) To deposit any monies or securities included in the Trust Property with any one or more banks, trust companies, or other banking institutions deemed by the Trustees to be responsible, whether or not such deposits will draw interest, regardless of whether one or more of the Trustees or officers of the Trust shall be an officer, employee, director or shareholder of such bank, trust company, or other banking institution; such monies or securities to be subject to withdrawal on notice or upon demand and in such manner as the Trustees may determine, and the Trustees shall not be liable for any loss which may occur by reason of the failure of the bank, trust company or other banking institution with whom any monies or securities have been properly deposited to account for the monies or securities so deposited.

     (k) To possess and exercise all the rights, powers and privileges incident to the ownership of or interests in Mortgage Loans or Securities issued or created by any person forming part of the Trust Estate to the same extent that an individual might.

     (l) To organize or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Trust Estate or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, lease, convey, assign, exchange or transfer the Trust Estate, or any part thereof, to any such Person in exchange for the Securities thereof and to lend money to, subscribe for the Securities of or enter into any contracts with any such Person.

     (m) To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations.

     (n) To elect a Chairman of the Board and a President, each of whom shall have and may exercise all of the authority of the Trustees in the business and affairs of the Trust where action of the Trustees is specified by the Texas Real Estate Investment Trust Act or other applicable laws, but the designation of such officers and the delegation thereto of authority shall not operate to relieve the Trustees of any responsibility imposed upon them by law. The Trustees shall also have the power to elect one or more Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries and Assistant Treasurers. The officers of the Trust need not be Trustees. All officers and agents of the Trust shall have such authority and perform such duties in the management of the Trust as may be provided in the By-laws or as may be determined by the Trustees not inconsistent with the By-laws. Any officer or agent elected or appointed by the Trustees may be removed by the Trustees whenever in their judgment the best interest of the Trust will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights.

     (o) To engage or employ any Persons (including any Trustee or officer and any Person who is directly or indirectly controlled by any Trustee or officer) as agents, representatives, employees or independent contractors (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such person may be so engaged or employed; and, except as prohibited or limited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons.

     (p) To allocate all receipts, moneys or property between income and capital; to amortize any premium or discount; to apportion any profit resulting from the maturity or sale of any asset, or the sales price thereof, between income or capital; to determine in what manner expenses or disbursements are to be borne as between income and capital; to apportion any dividend or other distribution on any investment as income or capital and to provide reserves for depreciation, amortization or obsolescence in respect to the Trust Estate.

     (q)  To determine from time to time the value of the Trust
Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue the Trust Estate in accordance with such Appraisals as the Trustees shall determine.

     (r) To collect, sue for and receive all sums of money coming due to the Trust, and to prosecute, join, defend, compromise, abandon or adjust, any actions, suits, claims, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs.

     (s) To renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust.

     (t) To procure insurance policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, officers, employees, agents, investment advisers, including the Adviser, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by the Trust or any such Person as Trustee, officer, employee, agent, investment adviser, or independent contractor, including any action taken or omitted that may be determined to constitute negligence whether or not the Trust would have the power to indemnify such Person against such liability.

     (u) To cause legal title to the Trust Estate to be held in the name of the Trustees or, except as prohibited by law, in the name of the Trust or one or more of the Trustees or any person or nominee designated by the Trustees, which person or nominee may hold such legal title only for the exclusive benefit of the Trust, on such terms, in such manner with such powers as the Trustees shall determine and with or without disclosure that the Trust or the Trustees are interested therein.

     (v) To determine the Fiscal Year of the Trust and the method or form in which its accounts shall be kept and, from time to time, to change the Fiscal Year or method or form of accounts.

     (w) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

     (x) To pay all taxes and assessments, of whatever kind or nature, imposed upon or against the Trust Estate, or any part thereof, or upon or against any Trustee, in connection with the activities, affairs or business of the Trust, and in that connection to make such returns, claims for refund, or agreements, and to do such other acts or things, as may be deemed necessary, appropriate or desirable by the Trustees.

     (y) To exercise with respect to property of the Trust, all options, privileges and rights, whether to vote, assent, subscribe or convert the same; to grant proxies and to participate in and accept Securities issued under any voting trust agreement.

     (z) To purchase, acquire through the issuance, sale or exchange of shares, merge or consolidate with, or invest in other real estate investment trusts or Persons.

     (aa) To delegate from time to time to any one or more of their number or to any Person or Persons the doing of all matters and things that the Trustees are hereunder or by law authorized or permitted to do, but no such delegation shall operate to relieve the Trustees of any responsibility imposed upon them by law or take from the Trustees their continuing exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of the Trust property. Nothing in this Declaration shall authorize, permit or require the Trustees to surrender to any person or persons such continuing exclusive authority.

     The Trustees shall exercise their power of investment in such manner that seventy-five percent (75%) of the Trust's Total Assets shall be invested in Real Property, interests in Real Property, interests in Mortgages, shares in other real estate investment trusts which meet the requirements of the REIT Provisions, cash and cash items (including receivables) and Government Securities, so long as such investment restriction is required by the Texas Real Estate Investment Trust Act.

     In connection with the investment of funds of the Trust in Real Property of any character or type, major capital improvements must be made on such property within 15 years of the purchase or the property must be sold. Such major capital improvements must equal or exceed the purchase price of such Real Property, if the same is unimproved property at the time of purchase or property outside the corporate limits of a city, town or village.

     (bb) To make commitments to loan money to any natural or legal person or to purchase any notes, debentures, bonds, or other obligations, whether similar or dissimilar, of any natural or legal person from any other person. The Trustees shall have power to endorse or guarantee the payment of any notes, debentures, bonds, or other obligations, whether similar or dissimilar, of any natural or legal person; to make contracts by which they guarantee, become surety for, or otherwise assume liability for the payment of any such notes, debentures, bonds, obligations, or contracts; and to execute and deliver any Mortgage, pledge or other instrument, whether similar or dissimilar, to secure any such endorsement, guaranty or contract.

     (cc) To appoint a corporation authorized under the laws of the United States or of any State to administer trusts as the depositary of any or all instruments filed with or as part of the Trust's records, and to revoke such appointment by a signed instrument delivered to said corporation, with or without the appointment of a successor depositary. While any depositary is acting, copies of any instrument deposited with it and certified by the depositary to be correct, and certificates of the depositary stating who the Trustees are at any time, may be relied on as sufficient evidence of those facts by any person or corporation dealing with the Trustees or the Trust.

     (dd) To declare and pay dividends in cash, Shares or otherwise, and to make other distributions to Shareholders, whether out of earnings, profits or surplus, including capital surplus or otherwise.

     (ee) To become an "FHA Approved Mortgagee", and if so approved, to have the power to sell or otherwise dispose of any FHA loan or any interest therein which the Trust owns in accordance with the provisions of the National Housing Act of 1934, as amended, and regulations promulgated thereunder, and to execute on behalf of the Trust, in connection with any project on which FHA has insured the indebtedness, in whole or in part, any and all deeds of trust or mortgages, and other agreements, documents and forms which may be required by FHA in connection with the approval of FHA of the transfer of physical assets from any entity to the Trustees or the insurance by FHA of any indebtedness on any project as to which the Trustees are or shall become owners pursuant to this Declaration and the provisions of any such agreement shall be binding upon the Trust.

     Section 3.3 Remedies. Notwithstanding any provision in this Declaration, when the Trustees deem that there is a significant risk that an obligor to the Trustees may default or is in default under the terms of any obligation to the Trust, the Trustees shall have the power to enter into any investment, commitment or obligation of the Trust resulting from the pursuit of such remedies or necessary or desirable to dispose of property acquired in the pursuit of such remedies.

     Section 3.4 Additional Powers. The Trustees shall have power to do all such things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the purposes of this Trust although such matters or things are not herein specifically mentioned. Any determination of the purposes of the Trust and as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In constructing the provisions of this Declaration, the presumption shall be in favor of the grant of power to the Trustees.


                            ARTICLE IV
                             Adviser

     Section 4.1  Employment of Adviser.   The Trustees are
responsible for the general investment policies of the Trust and for such general supervision of the business of the Trust conducted by officers, agents, employees, investment advisers or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees are not required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated herein, the Trustees shall have power to appoint, employ or contract with any such natural or legal Person or Persons (including one or more of themselves and any corporation, partnership or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or desirable for the transaction of the business of the Trust. The Trustees may, therefore, employ or contract with a corporation, partnership, trust or individual (herein referred to as the "Adviser"), and the Trustees may, subject to the provisions of this Declaration, grant or delegate such authority to the Adviser as the Trustees may, in their sole discretion, deem necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees. The Trustees shall use their best efforts to obtain through the Adviser or other Persons a continuing and suitable investment program, consistent with the investment policies and objectives of the Trust, and the Trustees shall be responsible for reviewing and approving or rejecting investment opportunities presented by the Adviser or such other Persons. So long as there is such Adviser or other Person, the Trustees shall have no responsibility for the origination of investment opportunities for the Trust.

     The Trustees shall have the power to determine the terms of compensation of the Adviser or any other such Person or Persons whom they may employ or with whom they may contract; provided, however that any determination to appoint, employ, or contract with any Trustee or any entity with which a Trustee is affiliated by reason of a managerial or ownership interest shall be valid only if made, approved or ratified, after disclosure of such relationship, by a majority of the Trustees not so affiliated. The Trustees may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

     Section 4.2 Term. The Trustees shall not enter into any contract with the Adviser unless such contract has an initial term of no more than one year and provides for annual renewal or extension thereafter, except that the first contract with the Adviser entered into by the Trustees may have an initial term not exceeding 24 months. The Trustees shall not enter into such a contract with any Persons in which a Trustee is a director, officer, employee, stockholder or partner unless such contract provides for renewal or extension thereof by the affirmative vote of a majority of the other Trustees. Each renewal or extension of any such contract must be executed not less than two months nor more than six months prior to the expiration of the then current term.

     Section 4.3 Restrictions on Adviser. Subject to the instructions and supervisions of the Trustees, the Adviser may administer the Trust as its sole and exclusive function or engage in other activities, including the rendering of advice to other investors and the management of other investments. The Trustees may request the Adviser to engage in certain other activities which complement the Trust's investments.


                            ARTICLE V

                    (Intentionally Left Blank)


                            ARTICLE VI
                   The Shares and Shareholders

     Section 6.1 Shares. The aggregate number of shares of beneficial interest that the Trust shall have authority to issue is ten million (10,000,000) common shares, par value $1.00 per share ("Common Shares"), and ten million (10,000,000) preferred shares, par value $.01 per share ("Preferred Shares"). All of the Common Shares shall be equal in all respects to every other such Common Share, and shall have no preference, conversion, exchange, redemption, cumulative voting, or preemptive rights.

     The Trust may issue one or more series of Preferred Shares, each such series to consist of such number of shares as shall be determined by resolution of the Board of Trustees creating such series. The Preferred Shares of each such series shall have such designations, preferences, conversion, exchange or other rights, participation, voting powers, options, restrictions, limitations, special rights or relations, limitations as to dividends, qualifications or terms, or conditions of redemption thereof, as shall be stated and expressed by the Board of Trustees in the resolution or resolutions providing for the issuance of such series of Preferred Shares pursuant to the authority to do so, which is hereby expressly vested in the Board of Trustees.
Except as otherwise specifically provided in any resolution or resolutions of the Board of Trustees providing for the issue of any resolution or resolutions of the Board of Trustees providing for the issue of any particular series of Preferred Shares, holders of Preferred Shares shall have no preemptive rights.

     Except as otherwise specifically provided in any resolution or resolutions of the Board of Trustees providing for the issue of any particular series of Preferred Shares, Preferred Shares redeemed or otherwise acquired by the Trust shall assume the status of authorized but unissued Preferred Shares and shall be unclassified as to series and may thereafter, subject to the provisions of this Article and to any restrictions contained in any resolution or resolutions of the Board of Trustees providing for the issuance of any such series of Preferred Shares, be reissued in the same manner as other authorized but unissued Preferred Shares.

     Except as otherwise specifically required by law or this Declaration of Trust or as specifically provided in any resolution or resolutions of the Board of Trustees providing for the issuance of any particular series of Preferred Shares, the exclusive voting power of the Trust shall be vested in the Common Shares. Each Common Share entitles the holder thereof to one vote at all meetings of the shareholders of the Trust.

     Section 6.2 Rights of Shareholders. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, redemption, or exchange rights of any kind. The Shareholders shall have no legal right, title or interest in or to the Trust Estate and shall have no right to a partition thereof during the continuance of the Trust. Shareholders shall, however, be the equitable beneficiaries of the Trust, but shall have only the rights provided for in this Declaration and in the By-laws. The Shareholders shall be entitled to vote (a) upon the merger of the Trust with a corporation or other unincorporated entity or upon sale of substantially all the Trust's assets, both of which shall require the affirmative vote of two-third of the outstanding Shares of the Trust; (b) to the same extent as the Shareholders of a Texas corporation, whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or its Shareholders. Except with respect to matters in which the Shareholders are specifically given the right to vote by this Declaration, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

     Section 6.3 Shares Deemed Personal Property. The Shares shall be personal property. The death, insolvency or incapacity of a Shareholder during the continuance of the Trust shall not terminate the Trust or give the legal representative of such Shareholder any right to any partition or accounting with respect to the Trust Estate or any income or profits therefrom, or to take any action in the courts or otherwise against other Shareholders or the Trustees or the Trust Estate, but shall simply entitle such legal representative to demand and, subject to any requirements of law, to receive a new certificate representing Shares in place of the certificate held by said Shareholder, upon the receipt of which such legal representative shall succeed to all the rights of the said Shareholder under this Declaration.

     Section 6.4 Records, Issuance and Transferability of Shares. Share records shall be kept by the Trustees, containing the names and addresses of the Shareholders, the number of Shares held by each and the certificate numbers. The issuance and transfer of all Shares shall be recorded in such Share record. The Persons in whose names certificates are registered on such records shall be deemed the absolute owners of the Shares for all purposes of the Trust; but nothing herein shall preclude the Trustees from inquiring as to the actual ownership of Shares. Until a transfer is duly entered on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Trust or of the duly authorized agent of such Person, or if such Shares are so registered in the names of more than one Person, the receipt of any one of such Persons, or of the duly authorized agent of such Person, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

     Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by all necessary documentary stamps, together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee. Any Person entitled to any Shares because of the death of a Shareholder or by operation of law shall receive a new certificate therefor upon delivery to the Trustees or a transfer agent of satisfactory proof of the right of such Person to the receipt of such Shares, the existing certificate for such Shares and all necessary releases from applicable governmental authorities. In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and conditions as the Trustees shall determine.

Section 6.5 Dividends or Distributions to Shareholders. The Trustees may from time to time declare and pay to the Shareholders, in proportion to their respective ownership of Shares, such dividends or distributions in cash or other property, out of current or accumulated income, capital, capital gains, principal surplus, or from any other source as the Trustees in their discretion shall determine, except that no dividends be declared or paid when the Trust is insolvent or when payment thereof would render the Trust insolvent, or when the declaration or payment thereof would be contrary to any restrictions contained in this Declaration. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees and the determination of the earnings, surplus and profits available therefor shall lie wholly in the discretion of the Trustees. The Trustees shall furnish the Shareholders at the time of each such distribution a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not then been determined, the communication shall so state and in such event, the statement as to such source shall be sent to the Shareholders not later than 30 days after the close of the Fiscal Year in which the distribution was made.

     Section 6.6 Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend-disbursing agents, warrant agents and registrars and to authorize them on behalf of the Trust to do and perform such duties and acts as are performed by transfer agents, dividend-disbursing agents, warrant agents and registrars for Corporations.

     Section 6.7 Shareholders' Meetings. There shall be an annual meeting of the Shareholders at such time and place, either within or without the State of Texas, as the Trustees shall prescribe at which all Trustees shall be elected or re-elected and any other proper business may be conducted. The annual meeting of Shareholders shall be held as soon as practicable after delivery to the Shareholders of the annual report of the Trust described in Section 6.9(a). Special meetings of Shareholders may be called by a majority of the Trustees or any officer of the Trust, and shall be called upon the written request of Shareholders holding not less than ten percent (10%) of the outstanding Shares of the Trust entitled to vote in the manner provided in the By-laws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Written or printed notice stating the place, date and hour of the Shareholders' meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting either personally or by mail by or at the direction of the Trustees or any officer or person calling the meeting to each Shareholder of record entitled to vote in such meeting.

     A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise required by this Declaration or the By-laws, be authorized by a majority of the votes cast at a meeting of Shareholders by holders of Shares entitled to vote thereon.

     Section 6.8 Proxies. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either directly by the Shareholder or to a proxy in the form prescribed by the Trustees. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or consent. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, but in no event shall it remain irrevocable for a period of more than 11 months.

     Section 6.9 Reports to Shareholders.
           (a) Within a reasonable period of time after the close of each Fiscal Year of the Trust, the Trustees shall mail to the Shareholders an annual report of the business and operations of the Trust during such Fiscal Year containing a balance sheet and a statement of income and surplus of the Trust. All financial statements shall be certified by a firm of independent certified public accountants of nationally recognized standing, based on an examination of the books of the Trust not materially limited in scope, and made in accordance with generally accepted accounting procedures, consistently applied.

          (b) Within a reasonable period of time after the close of each of the first three quarters of each Fiscal Year of the Trust, the Trustees shall submit an unaudited balance sheet and unaudited statement of income and surplus and other pertinent information regarding the Trust and its activities during such quarter to the Shareholders.

          (c) All reports shall be in such form and contain such items as the Trustees shall determine and shall constitute periodic accountings by the Trustees to the Shareholders.

     Section 6.10 Fixing Record Date. The Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust). The record date so fixed shall be not less than 10 nor more than 50 days prior to the date of the meeting or event for the purposes of which it is fixed.

     Section 6.11 Sufficiency of Notice. Any notice or other communication to any Shareholder shall be deemed duly delivered when deposited, postage prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust.

     Section 6.12 Shareholders' Disclosures, Redemption and Stop Transfers of Shares. The Shareholders shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the REIT Provisions, or to comply with the requirements of any other governmental authority. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated to an extent which is contrary to the requirements of Section 856(a) (5) or (6) of the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them to call for redemption or to prevent the transfer of a number of such concentrated Shares sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements of said Section 856(a) (5) or
(6). The redemption price shall be equal to the fair market value of the Shares as reflected in the average bid quotation for the Shares (if then traded over-the-counter) or the average closing sale price (if then listed on a national securities exchange) during the 30 business days preceding the day on which notice of redemption is sent, or, if no quotations or closing sale prices for the Shares are available, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 6.12, the term "individual" shall be construed as provided in Section 542(a) (2) of the Internal Revenue Code, or any successor provision and "ownership" of Shares shall be determined as provided in Section 544 of the Internal Revenue Code.

     In furtherance of the provisions of this Section 6.12, each certificate evidencing shares shall contain a legend imprinted thereon to the following effect, or such other legend as the Trustees may from time to time adopt:

          "Provisions Relating to Redemption and Prohibition of
Transfer of Shares

          "If necessary to effect compliance by the Trust with certain requirements of the Internal Revenue Code, the Shares represented by this certificate are subject to redemption by the Trustees of the Trust and the transfer thereof may be prohibited upon the terms and conditions set forth in the Declaration of Trust. The Trust will furnish a copy of such terms and conditions to the registered holder of this certificate upon request and without charge."

     Section 6.13 Power of Trustees to Issue Warrants. Subject to the restriction in Section 5.3(1), the Trustees, in their discretion, may from time to time without prior authorization by the Shareholders, issue Share purchase warrants (herein referred to as "Warrants") which shall entitle the holders thereof to subscribe to Shares at such time or times and on such terms as the Trustees may prescribe including, without limiting the generality of the foregoing, the times within which any such Warrants must be exercised and the consideration to be paid for such Shares. Warrants may be issued to such parties and for such consideration as the Trustees may from time to time determine (including the issuance of detachable or nondetachable Warrants) as an inducement to persons acquiring or underwriting notes, debentures, bonds, instruments or other obligations, or Shares of the Trust.

     Section 6.14 Power of Trustees to Issue Units. Notwithstanding any other provision of this Declaration, the Trustees may issue from time to time units consisting of different Securities of the Trust. Any Security issued in any such unit shall have the same characteristics and shall entitle the registered holder thereof to the same rights as any identical Securities issued by the Trustees, except that the Trustees may provide (and may cause a notation to be placed on the certificate representing such unit or securities of the Trust issued in any such unit) that for a specified period not to exceed one year after issuance, Securities of the Trust issued in any such unit may be transferred upon the books of the Trust only in such unit.


                           ARTICLE VII
                 Liability and Limitation Thereof

     Section 7.1 Liability of Trustees. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, to any Trustee, officer, employee or agent of the Trust, or to any Shareholder for any act or omission of any other Trustee, Shareholder, officer or agent of the Trust or be held to any personal liability whatsoever in tort, contract or otherwise in connection with the affairs of the Trust, except only that arising from his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties, or for his failure to act in good faith in the reasonable belief that his action was in the best interest of the Trust.

     Section 7.2 Limitation of Liability. Except as otherwise provided in Section 7.1, and except as the Texas Real Estate Investment Trust Act shall require a different result, no Trustee, officer or Shareholder shall be subject to personal liability for any debt, claim, demand, judgment, decree, tort, liability or obligation of any kind of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof. The Trustees and officers, in incurring any debt, Liability or obligation, or in taking or omitting any other action, for or in connection with the Trust are and shall be deemed to be acting as Trustees or officers and not in their individual capacities. The Trustees shall use every reasonable means to assure that all persons having dealings with the Trust shall be informed that the private property of the Shareholders and the Trustees shall not be subject to claims against and obligations of the Trust to any extent whatever. The Trustees shall cause to be inserted in every written argument, undertaking or obligation made or issued on behalf of the Trust (including the Shares), an appropriate provision to the effect that the Shareholders and the Trustees shall not be personally liable thereunder, and that all parties concerned shall look solely to the Trust Property for the satisfaction of any claim thereunder, and appropriate reference shall be made to this Declaration. The omission of such a provision from any such agreement, undertaking or obligation, or the failure to use any other means of giving such notice, shall not, however, render the Shareholders or the Trustees personally liable. The Trustees shall, at all times, maintain insurance against possible liability on the part of the Trust, ex delicto, in such amounts and against such other risks as the Trustees shall deem adequate to protect the Trust Estate, Shareholders, Trustees, officers and agents.

     Section 7.3 Indemnification. The trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and all legal and other expenses reasonably incurred by him in connection with any such claim or liability. Provided, however, that no such Shareholder shall be indemnified or reimbursed if such claim, obligation or liability is finally adjudged by a competent court of law to have arisen out of the Shareholder's bad faith, willful misconduct or gross negligence, and provided further, that such Shareholder must give prompt notice as to any such claims or liabilities or suits and must take such action as will permit the Trust to conduct the defense thereof. The rights accruing to a Shareholder under this Section
7.3 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of Securities of the Trust.

     The Trust shall indemnify each of its Trustees, officers, employees and agents (including any Person who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal in which he may be involved or with which he may be threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; provided, however, that as to any matter disposed of by a compromise payment of such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust by a majority of the disinterested Trustees or the Trust shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 7.3, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

     Section 7.4 Transactions With Trustees, With Advisers, and
Others.

          (a) Any Trustee, Adviser, officer, employee or agent of the Trust may acquire, hold and dispose of any Real Property Mortgage Loan, or other property similar or dissimilar or in any other real estate investment trust for his own individual account and may exercise all rights of a shareholder or owner of such property as if he were not a Trustee, Adviser, officer, employee or agent, as the case may be. Any Trustee, Adviser, officer, employee or agent of the Trust may have personal business interests of any nature and may continue such activities for his own account, and any Trustee, Adviser, officer, employee or agent may be interested as a trustee, partner, officer, director, stockholder, employee or otherwise, in any firm or corporation that may be engaged by the Trust and may receive compensation from such firm or corporation in such capacities, as well as compensation as Trustee hereunder. None of these activities shall be deemed to conflict with the duties of the Trustee, Adviser, officer, employee or agent to the Trust. The failure to present the Trust any opportunity which a Trustee, Adviser, officer, employee or agent of the Trust may receive in any capacity other than as Trustee, Adviser, officer, employee or agent, shall not make such Trustee, Adviser, officer, employee or agent liable to the Trust, to the Trustees or to any Shareholder in any way whatsoever.

          (b) The Trust shall not enter into any transaction with any of its Trustees or officers or their Affiliated Persons, or with the Adviser or any director, officer or employee of the Adviser or any Affiliated Person of the Trust (other than an Affiliated Person controlled by the Trust) or the Adviser, other than: (a) transactions incidental to employment by the Trust or any of its subsidiaries on terms consistent with general personnel policies in effect from time to time; (b) the purchase and sale of securities of the Trust on terms generally available to unrelated parties or to the holders of specific classes of the Trust's securities, and the exercise of voting and other rights incidental to the ownership of such securities; (c) transactions between the Trust and any of its subsidiaries in which no Trustee, officer or any of their Affiliated Persons shall have any economic interest other than through the Trust or pursuant to employment by such subsidiary on terms consistent with its general personnel policies in effect from time to time; (d) any transaction that (i) has been approved or ratified by a majority of the Trustees who are not Affiliated Persons of any party to the transaction (other than the Trust) and who do not otherwise have an interest in the transaction, and to whom the interest or connection of the interested party has been disclosed or is known, and (ii) is found by a majority of such disinterested Trustees (after consideration of such factors as they deem appropriate, to include but not be limited to the terms, if any, then prevailing for comparable transactions at arm's length) to be fair and reasonable to the shareholders at the time of such approval or ratification under the circumstances then prevailing; and (e) the transfer of assets to a business organization formed by the Trustees for the purpose of holding title to property of the Trust and as to which the Trustees have no economic interest.

     For the purposes of this Section 7.4(b), an "Affiliated Person" of any person shall mean any other person (i) which such person directly or indirectly controls, is controlled by, or is under common control with, or (ii) of which such person is a director, officer, employee, partner or trustee, or (iii) of which such person directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities, or (iv) which directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of such person.

     Section 7.5 Restriction of Duties and Liabilities. To the extent that the nature of this Trust will permit, the duties and liabilities of Trustees and officers shall be the same as the duties and liabilities of directors and officers of a Texas corporation.

     Section 7.6 Persons Dealing with Trustees or Officers. Any act of the Trustees or officers purporting to be done in their capacity as such shall, as to any persons dealing with such Trustees or officers, be conclusively deemed to be within the purposes of the Trust and within the powers of the Trustees and officers. No Person dealing with the Trustees or the authorized officers, agents or representatives of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them or of authorized officers, agents or representatives of the Trust for moneys or other consideration shall be binding upon the Trust.


                           ARTICLE VIII
                    Amendment, Termination and
                      Qualification of Trust

     Section 8.1 Termination of Trust. The Trust may be terminated by the affirmative vote of the holders of two-thirds
(2/3) of the outstanding Shares. Upon the termination of the
Trust:

          (a) The Trust shall carry on no business except for the purpose of winding up its affairs.

          (b) The Trustees shall proceed to wind up the affairs of the Trust and sell, convey, assign, exchange, transfer or otherwise dispose of the Trust Estate on such terms and conditions as they shall determine, pay its liabilities and do all other acts appropriate to liquidate its business.

          (c) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or in kind or partly in each, among the Shareholders according to their respective rights and, upon execution of an instrument setting forth the fact of such termination, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders shall thereupon cease.

     Section 8.2 Amendment.

          (a) This Declaration may be amended by the affirmative vote of the holders of two-thirds (2/3) of the outstanding Shares entitled to vote thereon (except as to the limitations of the personal liability of Trustees and Shareholders and the prohibition of assessment upon Shareholders).

          (b) No amendment may be made, under subparagraph 8.2(a) above, which would change any rights with respect to any outstanding Shares by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, or which would amend this subparagraph 8.2(b) except with the affirmative vote of the holders of two-thirds (2/3) of the outstanding Shares entitled to vote thereon.

          (c) No amendment to the Declaration shall become effective until it has been filed in the office of the County
Clerk of the County in which the Trust at the time has its principal office, and such other places as may be required at the time by Texas law and in other jurisdictions where required.

     Section 8.3 Savings Clause. In the event that the provision relating to the election of Trustees by the Shareholders of the Trust shall be deemed to be without force or effect, the Trustees then in office shall be deemed to be the qualified and acting Trustees until such time as the successor Trustees have been named and qualified; provided, however, that at the next meeting of Shareholders after the Trustees shall have notified the Shareholders that any or all of the Shareholder's rights under Sections 2.1, 2.2, 6.7, 8.1 and/or 8.2 created such a conflict and therefore shall be without force and effect, these shall be submitted to the Shareholders for their approval or disapproval by a majority of those voting, the question as to whether such Shareholders' right or rights should exist.

     Section 8.4 Duration of Trust. Subject to possible earlier termination in accordance with the provisions of this Article VIII hereof, the period of duration of the Trust is perpetual (provided, however, that as to Trust Property located in any jurisdiction in which such duration is not permitted, the Trust created hereby as to such property shall terminate on the latest date permitted by the law of such state, using the Trustees and the following named persons as measuring lives if so permitted):

 Mark Beall McLean               Tamara Lynn Farris
 July 13, 1971                   November 15, 1964
 6325 Halifax Road               1716 Dakar Road West
 Fort Worth, Texas  76116        Fort Worth, Texas  76106

 Hunter Thorne McLean            Jennifer Paige Farris
 July 3, 1968                    July 11, 1969
 6325 Halifax Road               1716 Dakar Road West
 Fort Worth, Texas  76116        Fort Worth, Texas  76106

 Kelly Durst McLean              Christine Marie Chambers
 September 25, 1966              September 7, 1965
 6325 Halifax Road               5517 El Campo Avenue
 Forth Worth, Texas  76116       Forth Worth, Texas
 Ashley Marie Smith              Cathleen Castner Chambers
 July 26, 1966                   August 30, 1969
 209 Crestwood Drive             5517 El Campo Avenue
 Fort Worth, Texas  76107        Fort Worth, Texas

 John Holt Smith, Jr.            Albon O'Neal Head III
 October 21, 1968                November 4, 1970
 209 Crestwood Drive             5525 El Campo Avenue
 Fort Worth, Texas  76107        Forth Worth, Texas
 Kathleen Karbach Sanders        Tracy Ann Gibson
 July 29, 1964                   January 29, 1971
 6383 Hilldale Court             1401 Ems Road West
 Fort Worth, Texas  76116        Fort Worth, Texas  76116

 Elaine Van Zant Sanders
 April 25, 1966
 6383 Hilldale Court
 Fort Worth, Texas  76116



                            ARTICLE IX
                          Miscellaneous


     Section 9.1 Applicable Law. This Trust has been executed by the Trustees in the State of Texas to take effect therein and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Texas.

     Section 9.2 Successors in Interest. This Declaration and the
By-laws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

     Section 9.3 By-laws. The initial By-laws of the Trust shall be adopted by the Shareholders in person or by proxy. The power to alter, amend or repeal the By-laws or to adopt new By-laws shall be vested in the Shareholders.

     Section 9.4 Records. The Trust shall keep complete and correct books of account and shall keep minutes of the proceedings of its Shareholders and Trustees and shall keep at its principal office or place of business a record of its Shareholders giving the names and addresses of all Shareholders and the number of Shares held by each.

     Any person who shall have been a Shareholder of record for at least six months immediately preceding his demand, or who shall be the holder of record of at least five per cent (5%) of all the outstanding Shares of the Trust, upon written demand stating the purpose thereof shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes and record of Shareholders, and shall be entitled to make extracts therefrom.

     Nothing herein contained shall impair the power of any court of competent jurisdiction, upon proof by a Shareholder of proper purpose irrespective of the period of time during which such Shareholder shall have been a Shareholder of record, and irrespective of the number of Shares held by him, to compel production, for examination by such Shareholder, of the books and records of account, minutes, and record of Shareholders of the Trust.

     Section 9.5 Conflicts with Applicable Law. If any provisions of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect or impair any other provision of this Declaration.

     Section 9.6 Certifications. Any Certificates executed by a Trustee concerning the number or identity of Trustees or Shareholders, that the execution of any instrument or writing has been duly authorized, that any vote at a meeting of the Trustees or Shareholders was duly taken, that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, concerning the form of any By-law adopted by or the identity of any officer elected by the Trustees, or concerning the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees.

     Section 9.7 Recording and Filing. A copy of this Declaration and any amendments shall be filed in the office of the County Clerk of the county of the principal place of business of the Trust and such other places as shall be required by Texas law. This Declaration and any amendments may also be filed or recorded in such other places as the Trustees deem appropriate.

     Section 9.8 Counterparts. This Declaration may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such counterpart.

     Section 9.9  Headings for Reference Only.  Headings
preceding the Text of the articles and sections hereof have been inserted solely for convenience and reference and shall not be construed to affect the meaning, construction or effect of any provision of this Declaration.